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                                                                  EXHIBIT (c) 4.

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                                                                  EXECUTION COPY

                       THIRD AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT"), dated as of August 1, 1996, among PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "BORROWER"), INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING") and CERBERUS PARTNERS, L.P., a Delaware limited partnership ("CERBERUS"), constituting all of the Lenders under the Credit Agreement referenced below, and ING in its capacity as Agent for the Lenders.

                              W I T N E S S E T H:
                              --------------------

         RECITALS:

         A. The Borrower, the Lenders and the Agent have entered into a certain Credit Agreement, dated as of March 15, 1996, as amended to the date hereof (the "CREDIT AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         B. The Borrower has requested an amendment to the Credit Agreement to permit the creation of PhoneTel III, Inc., an Ohio corporation ("PHONETEL III") and a wholly-owned subsidiary of the Borrower, which will purchase all of the capital stock of Payphones of America, Inc., a Tennessee corporation ("POA"), pursuant to an Amended and Restated Share Purchase Agreement dated as of August 1, 1996, among PhoneTel III, POA and all of the shareholders of POA (the "POA PURCHASE AGREEMENT"), and to permit such purchase by PhoneTel III.

         C. The Lenders are agreeable to amending the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

                "PHONETEL III" means PhoneTel III, Inc., an Ohio corporation and a wholly-owned subsidiary of Borrower."


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                  "PHONETEL III NOTE" means the promissory note dated as of
         August 1, 1996 in a principal amount of $250,000 payable by PhoneTel III to the order of the Borrower, which note matures on August 31, 2001, accrues interest on the unpaid principal balance at a per annum rate of interest of 12%, provides for payments of interest only through December 31, 1997, thereafter provides for equal monthly installments of principal and interest in the amount of $4,449, and is pledged to the Agent for the benefit of the Lenders pursuant to the Borrower Pledge Agreement.

                  "POA" means Payphones of America, Inc., a Tennessee corporation.

                  "POA ACQUISITION" means the purchase by PhoneTel III of all of the capital stock of POA pursuant to the terms and conditions of the POA Purchase Agreement.

                  "POA DOCUMENTS" means, collectively, the POA Purchase Agreement, the POA Lease, the POA Management Agreement, any other agreement or instrument evidencing or governing any POA Indebtedness, and any other instrument or agreement executed by the Borrower or any of its Subsidiaries in connection with the POA transaction.

                  "POA GROUP" means, collectively, PhoneTel III and its Subsidiaries.

                  "POA INDEBTEDNESS" means, collectively, (i) Indebtedness of POA owing to Berthel Fisher Company Leasing, Inc. under the POA Lease in an aggregate principal amount not to exceed $7,750,000, (ii) Indebtedness in an outstanding principal amount not to exceed $195,636 evidenced by a note payable by POA to the order of Pay-Tele Communications, Inc., d/b/a Midwest Telecom, (iii) Indebtedness of PhoneTel III in the aggregate principal amount of $3,634,113.28, evidenced by one or more Promissory Notes in the form of Exhibit L to the POA Purchase Agreement, and (iv) the PhoneTel III Note, PROVIDED, in the case of Indebtedness described in clauses (i) and (iii), that the obligee with respect to such Indebtedness has expressly waived recourse to the Borrower and its Subsidiaries (other than the POA Group) in respect of such Indebtedness in form and substance satisfactory to the Lenders.

                  "POA LEASE" means, collectively, (a) the Amended and Restated Lease Agreement (Lease # 076-17370-015), effective September 13, 1996 between Berthel Fisher & Company Leasing, Inc., agent for

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         Telecommunications Income Fund X, L.P., and POA, in the form attached as Exhibit B-1 to the Third Amendment, (b) the Amended and Restated Lease Agreement (Lease # 074-17370-016), effective September 13, 1996 between Berthel Fisher & Company Leasing, Inc., agent for Telecommunications Income Fund IX, L.P., and POA, in the form attached as Exhibit B-2 to the Third Amendment, and (c) the Amended and Restated Lease Agreement (Lease # 063-17370-017), effective September 13, 1996 between Berthel Fisher & Company Leasing, Inc. and POA, in the form attached as Exhibit B-3 to the Third Amendment.

                  "POA MANAGEMENT AGREEMENT" means the Management Agreement dated as of August 1, 1996 between the Borrower and POA, in the form of Exhibit C to the Third Amendment.

                  "POA PURCHASE AGREEMENT" means that certain Amended and Restated Share Purchase Agreement, dated as of August 1, 1996, among the Borrower, PhoneTel III and the holders of all of the capital stock of POA, the form of which is attached as Exhibit A to the Third Amendment.

                  "REVOLVING B OVERADVANCE AMOUNT" means an amount equal to $50,000, provided that from and after the earlier of January 1, 1997 or the Amtel Closing Date, such amount shall be reduced to zero.

                  "THIRD AMENDMENT" means the Third Amendment to Credit Agreement dated as of August 1, 1996, among the Borrower, ING, Cerberus and ING in its capacity as Agent.

         SECTION 2. AMENDMENT TO CERTAIN TERMS IN SECTION 1.1. Whenever any reference is made to "the Borrower and its Subsidiaries" or "the Borrower and any of its Subsidiaries," as the case may be, in the definitions of Cash Flow, Current Ratio, EBITDA, Eligible Telephones, Excess Cash Flow, Fixed Charges, Interest Expense, Maximum Overhead Expense, Net Income, Tangible Net Worth, OSP Agreement, and Telephone Placement Agreement, and wherever such reference is made in Schedule 3 to the Credit Agreement, such reference shall not include the POA Group or any of its Subsidiaries.

         SECTION 3. AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby further amended by deleting the existing definition of "Revolving B Loan Availability" and substituting in lieu thereof the following:

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                           "'REVOLVING B LOAN AVAILABILITY' means, on any date,
                  an amount equal to the excess of (a) the lesser of (i) the Revolving B Loan Commitment Amount or (ii) the Borrowing Base for Revolving B Loans over (b) the then aggregate principal amount of all outstanding Revolving B Loans less the Revolving B Overadvance Amount on such date."

         SECTION 4. AMENDMENT TO SECTION 2.1.4(a). Section 2.1.4(a) of the Credit Agreement is hereby amended by deleting clause (2) thereof in its entirety and substituting in lieu thereof the following:

                                    "(2) the then aggregate outstanding
                           principal amount of all Revolving B Loans, MINUS the Revolving B Overadvance Amount, would exceed the Borrowing Base for Revolving B Loans; or".

         SECTION 5. AMENDMENT TO SECTION 2.1.4(b). Section 2.1.4(b) of the Credit Agreement is hereby amended by deleting clause (2) thereof in its entirety and substituting in lieu thereof the following:

                                    "(2) the then aggregate outstanding
                           principal amount of all Revolving B Loans, MINUS the Revolving B Overadvance Amount, would exceed the Borrowing Base for Revolving B Loans; or".

         SECTION 6. AMENDMENT TO SECTION 3.9(b). Section 3.9(b) of the Credit Agreement is hereby amended by deleting clause (iii) thereof in its entirety and substituting in lieu thereof:

         "(iii) the Revolving B Loans made after the Closing Date to finance the funding of a $250,000 loan to be made by the Borrower to PhoneTel III to be evidenced by the PhoneTel III Note and to finance its continuing working capital needs, provided, however, that the Revolving B Loans shall not be used to repay any other outstanding Loan."

         SECTION 7. AMENDMENT TO SECTION 5.21. Section 5.21 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting the following in lieu thereof:

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                "Set forth in ITEM 14 ("Contracts") of the Disclosure Schedule is an accurate and complete list of all material Contractual Obligations of the Borrower and its Subsidiaries as of the Closing Date."

         SECTION 8. AMENDMENT TO ARTICLE 5. Article 5 of the Credit Agreement is hereby amended by inserting the following Section 5.34 at the end of such article:

                        "SECTION 5.34. POA DOCUMENTS. A true and complete copy
                of the POA Purchase Agreement, the POA Lease and each other POA Document (in each case including all exhibits, schedules and amendments thereto) have been delivered to the Agent."

         SECTION 9. AMENDMENT TO SECTION 6.1.1. Clauses (a) and (b) of Section
6.1.1 of the Credit Agreement are hereby amended by deleting said clauses in their entirety and inserting in lieu thereof the following:

                  "(a) (i) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a consolidated balance sheet, a consolidating balance sheet, and a consolidated balance sheet for the Borrower and its Subsidiaries other than the POA Group at the close of such Fiscal Year, and related consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Year, of Borrower and its Subsidiaries (with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by Price Waterhouse LLP or other independent public accountants reasonably satisfactory to the Agent, together with a report containing a description of projected business prospects (including capital expenditures) and management's discussion and analysis of financial condition and results of operation of Borrower and its Subsidiaries;

                        (ii) promptly when available and in any event within
                ninety (90) days after the close of each Fiscal Year, a letter report of such independent public accountants at the close of such Fiscal Year to the effect that they have reviewed the provisions of this Agreement and the most recent Compliance Certificate being furnished pursuant to clause (a)(iii) and are not aware of any miscalculation in such Compliance Certificate relating to the financial tests set forth in SECTION 6.2.4 or of any default in the performance by the Borrower or any of its Subsidiaries to be performed by such Loan Parties hereunder or under any other Loan Document, except such miscalculation or default, if any, as may be disclosed in such statement; and

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                        (iii) promptly when available and in any event within
                ninety (90) days after the close of each Fiscal Year, a Compliance Certificate calculated as of the computation date at the close of such Fiscal Year; and

                (b) promptly when available and in any event within (x) forty-five (45) days after the close of each calendar month of the 1996 Fiscal Year, or (y) thirty (30) days after the close of each calendar month of each Fiscal Year other than the 1996 Fiscal Year:

                        (i) a consolidated balance sheet, a consolidating
                balance sheet, and a consolidated balance sheet for the Borrower and its Subsidiaries other than the POA Group at the close of such month, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such month, of Borrower and Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year and with comparable information set forth in the Projections for the relevant period, PROVIDED, HOWEVER, that the Borrower shall not be required to deliver comparisons to the prior Fiscal Year for all financial statements relating to a calendar month ending on or prior to December 31, 1996), certified by the principal accounting or chief financial Authorized Officer of the Borrower, together with a description of projected business prospects (including Consolidated Capital Expenditures) and a brief report containing management's discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries (including a discussion and analysis of any changes compared to prior results and the Projections);

                        (ii) updates to the business plan described in clause
                (e) hereof for the remaining term of Borrower's then current Fiscal Year; and

         SECTION 10. AMENDMENT TO SECTION 6.1.5. Section 6.1.5 of the Credit Agreement is hereby amended by adding thereto at the end of said section the following sentence:


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         "Notwithstanding the foregoing, policies of casualty or liability insurance owned and maintained by the POA Group shall not be required to show or name the Agent or any Lender as loss payee or additional insured."

         SECTION 11. AMENDMENT TO SECTION 6.1. Section 6.1 of the Credit Agreement is hereby amended by adding thereto a new Section 6.1.18 as follows:

                        "SECTION 6.1.18. CERTAIN PROVISIONS REGARDING THE POA
                GROUP. The Borrower shall cause the POA Group to:

                        (a) maintain separate books, financial records and
                accounts, including, without limitation, checking and other bank accounts separate and apart from the books, financial records and accounts of the Borrower and its other Subsidiaries;

                        (b) maintain its books, financial records and accounts
                in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the POA Group;

                        (c) not commingle any of its assets, funds, liabilities
                or business functions with the assets, funds, liabilities or business functions of the Borrower and its other Subsidiaries, except that the POA Group may have its Telephones managed (but may not have its assets, funds, or liabilities commingled) pursuant to and in accordance with the POA Management Agreement;

                        (d) observe all corporate procedures and formalities of
                POA, including, without limitation, the holding of periodic and special meetings of its shareholders and board of directors, the recordation and maintenance of minutes of such meetings, and the recordation and maintenance of resolutions adopted at such meetings;

                        (e) have at least one of director of PhoneTel III and of
                POA that is not and will not be a director, officer, employee or holder of one percent (1%) or more of the common stock of the Borrower or any of its other Subsidiaries;

                        (f) pay its liabilities and losses from its own separate
                assets;


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

                        (g) transact all business with third parties in the name
                of the POA Group as entities separate and distinct from the Borrower and its other Subsidiaries;

                        (h) maintain its principal place of business and chief
                executive office separate and apart from the principal place of business and chief executive office of the Borrower and its other Subsidiaries;

                        (i) cause all representatives, employees and agents of
                the POA Group, when acting as such, to hold themselves out to third parties as being representatives, employees or agents, as the case may be, of the POA Group and not of the Borrower and its other Subsidiaries;

                        (j) utilize business cards, letterhead, purchase orders,
                invoices, telephone numbers and listings and the like, solely in the name of the POA Group or the relevant entity within such POA Group and not in the name of Borrower or any of its other Subsidiaries;

                        (k) to the extent that the Borrower or any of its
                Subsidiaries (other than the POA Group) share the same officers or other employees, the salaries of and expenses related to such officers and other employees will be reasonably allocated among the Borrower and its Subsidiaries (other than the POA Group) on the one hand, and the POA Group, on the other hand in a manner that is reasonable, not arbitrary, and will result in each bearing its fair share of the salary and benefit costs associated with all such common and shared officers or other employees;

                        (l) not enter into any consulting agreement or
                management agreement other than the POA Management Agreement and not compensate any Affiliate of the POA Group other than pursuant to the terms of the POA Management Agreement;

                        (m) to the extent that the Borrower and its Subsidiaries
                (other than the POA Group), on the one hand, and the POA Group, on the other hand, jointly contract to do business with vendors or service providers or share overhead expenses, the cost and expenses incurred in so doing shall be reasonably allocated among them, shall not be arbitrary and the result in each bearing its fair share of all such costs and expenses; and

                        (n) to pay and bear its own cost of preparation of its
                own financial statements regardless of whether such statements (whether audited or unaudited) are prepared internally or by a certified public accounting firm that prepares financial statements for the Borrower and its other Subsidiaries.

         The Borrower shall cause its consolidated financial statements to contain a narrative description of the separate assets, liabilities, business functions, operations and existence of the POA Group to insure that such separate assets, liabilities, business functions, operations and existence are readily distinguishable by any person or entity receiving or relying upon a copy of such consolidated financial statements. Promptly upon consummation of the POA Acquisition, the Borrower shall cause PhoneTel III to change its name such that the name of PhoneTel III shall no longer include the word "PhoneTel"."

         SECTION 12. AMENDMENT TO SECTION 6.2.2. Section 6.2.2 of the Credit Agreement is hereby amended by deleting the "and" immediately following clause
(i) thereof, by deleting subsection (j) thereof in its entirety and by inserting the following clauses (j) and (k) at the end of such section:

                "(i) the POA Indebtedness;

                (j) extensions, refinancings, replacements and renewals of any of the foregoing items described in clauses (a) through (i) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome covenants, rates of interest, payment or repayment terms or events of default upon the Borrower or its Subsidiaries, as the case may be; and

                (k) other Indebtedness not otherwise covered by clauses (a) through (j) above not to exceed $100,000 in aggregate amount outstanding during the term of this Agreement."

         SECTION 13. AMENDMENT TO SECTION 6.2.3. Section 6.2.3 of the Credit Agreement is hereby amended by deleting the "and" immediately following clauses
(k)


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

thereof, by deleting clause (l) thereof in its entirety, and by adding the following clauses (l) and (m) at the end of such section:

                "(l) Liens on assets of POA securing Indebtedness described in clauses (i), (ii) and (iii) of the definition of POA Indebtedness; and

                (m) extensions, renewals or replacements of any Lien referred to in paragraphs (a) through (l) above provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

        SECTION 14. AMENDMENT TO SECTION 6.2.5. Section 6.2.5 of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

                  "SECTION 6.2.5. CAPITAL EXPENDITURES. The Borrower will not, and will not permit any Subsidiary to, make or commit to make any Consolidated Capital Expenditures, except that the Borrower and its Subsidiaries (other than the POA Group) may make Consolidated Capital Expenditures during any Fiscal Year provided (x) no Default or Event of Default has occurred and is continuing and (y) the aggregate amount of Consolidated Capital Expenditures made during such Fiscal Year does not exceed the amount set forth below opposite such Fiscal Year (in the case of the 1996 Fiscal Year, for the period commencing on the Closing Date to the end of such Fiscal Year, without giving effect to the Amtel Purchase):

                         FISCAL YEAR                                     AMOUNT
                         -----------                                     ------
                           1996                                        $3,300,000
                           1997                                        $4,000,000
                           1998                                        $4,250,000
                           1999                                        $4,325,000

         PROVIDED, HOWEVER, that the Borrower and its Subsidiaries shall not make or incur Consolidated Capital Expenditures prior to May 1, 1996 in excess of $350,000 in the aggregate; PROVIDED, FURTHER, HOWEVER, that POA may incur Capitalized Lease Liabilities pursuant to the POA Lease, and POA may make and incur capital expenditures but only to the extent necessary to maintain or replace Telephones and related equipment in operation as of

        September 13, 1996; PROVIDED, FURTHER, HOWEVER, that the Borrower and its Subsidiaries (other than the POA Group) may not make or incur Consolidated Capital Expenditures in the calendar month immediately following any calendar month where the Borrower and the Subsidiaries (other than the POA Group) experience negative cash flow on a consolidated basis (I.E., cash expenditures exceed cash revenues during such calendar month); PROVIDED, FURTHER, HOWEVER, that expenditures from insurance proceeds received upon the occurrence of a Loss which are made to replace or repair damage to destroyed assets will not be included in the following calculation for the Fiscal Year such replacement or repair was made."

        SECTION 15. AMENDMENT TO SECTION 6.2.6. Section 6.2.6 of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

                "SECTION 6.2.6. LEASE OBLIGATIONS. The Borrower will not, and will not permit any Subsidiary to, create or suffer to exist any obligation for the payment of rent for any property under any operating lease or agreement to lease having a term of one year or more, except for (a) leases in existence on the Closing Date and described in ITEM 20 ("Leases") of the Disclosure Schedule, (b) any lease of real property entered into by the Borrower or any Subsidiary after the Closing Date in the ordinary course of business, (c) the POA Lease, and (d) any capital lease provided the Capitalized Lease Liabilities incurred thereunder are permitted under Section 6.2.2(g); PROVIDED, HOWEVER, that no such lease shall, to the best of the Borrower's knowledge, subject the Borrower or any Subsidiary to Environmental Liabilities and Costs and that the aggregate amount of payments due from the Borrower and its Subsidiaries for all leases referred to in clauses (a) and (b) of this Section 6.2.6, during each Fiscal Year set forth below, is less than the amount set forth below opposite such Fiscal Year (in the case of the 1996 Fiscal Year, for the period commencing on the Closing Date to the end of such Fiscal Year):

                         FISCAL YEAR                                    AMOUNT
                         -----------                                    ------
                           1996                                        $100,000
                           1997                                        $100,000
                           1998                                        $100,000
                           1999                                        $100,000."

         SECTION 16. AMENDMENT TO SECTION 6.2.7. Section 6.2.7 of the Credit Agreement is hereby amended by deleting the "and" immediately following clause
(f) thereof, deleting the period immediately following clause (g) thereof and inserting in lieu thereof a semicolon, and by inserting the following clauses
(h) and (i) at the end of such section:

                  "(h) all of the capital stock of (i) PhoneTel III, and (ii) POA provided that such capital stock of POA is acquired pursuant to and in accordance with the terms of the POA Purchase Agreement; and

                  (i)      the PhoneTel III Note."

         SECTION 17. AMENDMENT TO SECTION 6.2.8. Section 6.2.8 of the Credit Agreement is hereby amended by inserting the following proviso immediately prior to the period appearing at the end of such section:

         "except that Borrower may permit the lessors under the POA Lease to convert up to $1,000,000 of Indebtedness under the POA Lease to Common Stock."

         SECTION 18. AMENDMENT TO SECTION 6.2.10. Section 6.2.10(a) of the Credit Agreement is hereby amended by inserting the following proviso immediately prior to the semicolon appearing at the end of such section:

         ", PROVIDED FURTHER HOWEVER, that PhoneTel III may purchase all of the capital stock of POA pursuant to and on the terms and conditions set forth in the POA Purchase Agreement"

         SECTION 19. AMENDMENT TO SECTION 6.2.10. Section 6.2.10(b) of the Credit Agreement is hereby amended by inserting the following proviso immediately prior to the period appearing at the end of such section:

         "; PROVIDED, HOWEVER, that Borrower may create PhoneTel III, Inc. a wholly-owned subsidiary of Borrower, in order to acquire POA"

         SECTION 20. AMENDMENT TO SECTION 6.2.13. Section 6.2.13 of the Credit Agreement is hereby amended by inserting at the end of clause (a) thereof immediately preceding the semicolon "except that the Borrower and POA may enter into the POA Management Agreement".

         SECTION 21. AMENDMENT TO SECTION 6.2.18. Section 6.2.18 of the Credit Agreement is hereby amended by deleting the period at the end of said Section and adding the following at the end of such Section:

         "; PROVIDED, HOWEVER, that POA may create or otherwise cause or suffer to exist or become effective any such encumbrance or restriction on the ability of POA pursuant to the POA Lease."

         SECTION 22. NEW SECTION 6.2.21. Section 6.2 of the Credit Agreement is hereby amended by adding thereto a new Section 6.2.21 as follows:

                  "SECTION 6.2.21. POA DOCUMENTS. Neither Borrower nor any of its Subsidiaries shall execute and deliver any agreement relating to the purchase of capital stock or assets of POA or any of its Subsidiaries except in the form attached as Exhibit A to the Third Amendment. Neither Borrower nor any of its Subsidiaries shall amend, modify or supplement any term or provision of any POA Document or waive any condition set forth therein, without the prior written consent of the Required Lenders."

         SECTION 23. AMENDMENT TO SECTION 7.1. Section 7.1 of the Credit Agreement is hereby amended by adding a new Section 7.1.13 as follows:

                  "SECTION 7.1.13. CERTAIN EVENTS WITH RESPECT TO THE POA GROUP. POA shall have failed to pay when due any management fees to the Borrower under the POA Management Agreement and within 30 days of such failure Borrower shall have failed to give POA notice of termination of the POA Management Agreement, or the Borrower shall continue to provide services to the POA Group upon termination of the POA Management Agreement."

         SECTION 24. WAIVER OF ONE BUSINESS DAY'S NOTICE OF BORROWING. The Lenders agree that, upon satisfaction of the conditions set forth in Section 27 and notwithstanding the provisions of Section 3.1 of the Credit Agreement, Revolving B Loans requested to finance the funding of the loan to be evidenced by the PhoneTel III Note shall be made on the Business Day of receipt of a Borrowing Request with respect to such Revolving B Loans provided such Borrowing Request is received no later than 2:00 p.m., New York City time, on such Business Day.

         SECTION 25. CONTINUING EFFECTIVENESS OF CREDIT AGREEMENT. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms, except as expressly amended or modified by this Amendment.

         SECTION 26. COST AND EXPENSES. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Agent and each of the Lenders party to this Amendment for the negotiation, preparation, execution and delivery of this Amendment (including reasonable fees and expenses of counsel to the Agent and such Lenders).

         SECTION 27. EFFECTIVENESS. This Amendment shall become effective only upon (i) receipt by the Agent of a copy of this Amendment, duly executed by each of the Borrower, the Lenders and the Agent, and duly acknowledged and consented to by the Subsidiaries of the Borrower in the form attached to this Amendment,
(ii) receipt by the Agent of a copy of a supplement to the Borrower Pledge Agreement, in form and substance satisfactory to the Lenders and the Agent, pursuant to which the Borrower pledges to the Agent for the benefit of the Lenders all of the capital stock of PhoneTel III, Inc. and the $250,000 promissory note executed by PhoneTel III in favor of the Borrower, (iii) receipt by the Agent of a copy of a Stock Pledge Agreement, executed by PhoneTel III in form and substance satisfactory to the Lenders and the Agent, pursuant to which, upon and simultaneously with the POA Purchase, PhoneTel III pledges to the Agent for the benefit of the Lenders all of the capital stock of POA, (iv) receipt by the Agent of a copy of a supplement to the Subsidiary Guaranty, executed by PhoneTel III in favor of the Lenders, in form and substance satisfactory to the Lenders and the Agent, (v) receipt by the Agent of a copy of a supplement to the Security Agreement executed by PhoneTel III in form and substance satisfactory to the Lenders and the Agent, pursuant to which PhoneTel III grants to the Agent for the benefit of the Lenders a first priority security interest in all of the assets of PhoneTel III, and (vi) receipt by the Lenders and the Agent of an opinion letter, dated the date hereof, from Skadden, Arps, Slate, Meagher & Flom, counsel to the Borrower and its Subsidiaries, and Tammy L. Martin, General Counsel to Borrower and its Subsidiaries, in the form of EXHIBIT D and EXHIBIT E hereto, respectively.

         SECTION 28. HEADINGS. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

         SECTION 29. COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower, the Lenders and the Agent and shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 30. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS
OF THE STATE OF NEW YORK.

         SECTION 31. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer its rights or obligations hereunder or under the Credit Agreement except in accordance with the terms of the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 PHONETEL TECHNOLOGIES, INC.

                                 By:_______________________________
                                          Name:
                                          Title:

                                                   [CORPORATE SEAL]

                                 INTERNATIONALE NEDERLANDEN
                                 (U.S.) CAPITAL CORPORATION, in its
                                 capacity as Agent and Lender

                                 By:_______________________________
                                          James W. Latimer
                                          Managing Director

                                 CERBERUS PARTNERS, L.P.

                                 By:      CERBERUS ASSOCIATES, L.P.,
                                          Its General Partner

                                          By:_________________________
                                                Name: Stephen Feinberg
                                                Title: General Partner

             (SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT)

                           ACKNOWLEDGMENT AND CONSENT

         The undersigned hereby acknowledge receipt of a copy of the foregoing amendment, consent to the terms and provisions set forth therein, and agree that the Subsidiary Guaranty dated as of March 15, 1996 (the "SUBSIDIARY GUARANTY") made by each of the undersigned, jointly and severally, in favor of Internationale Nederlanden (U.S.) Capital Corporation ("ING") and such other Lenders as are, or may from time to time become, parties to the Credit Agreement, and ING as Agent for such Lenders, will continue in full force and effect without diminution or impairment notwithstanding the execution and delivery of the amendment. The undersigned further acknowledge and agree that, upon effectiveness of the amendment and from and after the date thereof, each reference to the Credit Agreement in the Subsidiary Guaranty and each other Loan Document (as such term is defined in the Credit Agreement) to which any of the undersigned is a party shall mean and be a reference to the Credit Agreement as amended by the foregoing amendment.

PUBLIC TELEPHONE CORPORATION

By:_______________________________
      Name:
      Title:

                  [CORPORATE SEAL]

WORLD COMMUNICATIONS, INC.

By:_______________________________
      Name:
      Title:

                  [CORPORATE SEAL]

NORTH FLORIDA TELEPHONE CORPORATION

By:_______________________________
      Name:
      Title:

                  [CORPORATE SEAL]

PARAMOUNT COMMUNICATIONS SYSTEMS, INC.

By:_______________________________
      Name:
      Title:

                  [CORPORATE SEAL]

                                    EXHIBIT A
                                    ---------

                            [POA Purchase Agreement]

                            EXHIBITS B-1 THROUGH B-3
                            ------------------------

                                   [POA Lease]

                                    EXHIBIT C
                                    ---------

                           [POA Management Agreement]

                                    EXHIBIT D
                                    ---------

            [Form of Opinion of Skadden, Arps, Slate, Meagher & Flom]

                                    EXHIBIT E
                                    ---------

                      [Form of Opinion of Tammy L. Martin]